Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated February 27, 2025, with respect to the consolidated financial statements and internal control over financial reporting in the Annual Report of Krispy Kreme, Inc. on Form 10-K for the fiscal year ended December 29, 2024. We consent to the incorporation by reference of said reports in the Registration Statements of Krispy Kreme, Inc. on Form S-8 (File Nos. 333-276045 and 333-257696).

/s/GRANT THORNTON LLP

Denver, Colorado
February 27, 2025